Q4 and Full Year 2023 Earnings Presentation March 6, 2024 Exhibit 99.2

2 Introduction Redeate (Red) Tilahun Senior Manager, Investor Relations and Financial Reporting 01 02 03 04 05 Operational Highlights Chris Bradshaw President and CEO Financial Review Jennifer Whalen SVP, Chief Financial Officer Concluding Remarks Chris Bradshaw President and CEO Questions & Answers Q4 2023 Earnings Call

3 Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements represent Bristow Group Inc.’s (the “Company”) current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words and, for the avoidance of doubt, include all statements herein regarding the Company's financial targets for the periods mentioned and operational outlook. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, reflect management’s current views with respect to future events and therefore are subject to significant risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Forward-looking statements (including the Company's financial targets for the periods mentioned and operational outlook) speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based that occur after the date hereof except as may be required by applicable law. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to: public health crises, such as pandemics (including COVID-19) and epidemics, and any related government policies and actions; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (OPEC) and other producing countries; fluctuations in the demand for our services; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the possibility of changes in tax and other laws and regulations and policies, including, without limitation, actions of the governments that impact oil and gas operations or favor renewable energy projects; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; general economic conditions, including the capital and credit markets; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the existence of operating risks inherent in our business, including the possibility of declining safety performance; the possibility of political instability, war or acts of terrorism in any of the countries where we operate; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect search and rescue (“SAR”) contract terms or otherwise delay service or the receipt of payments under such contracts; the effectiveness of our environmental, social and governance initiatives; the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 fleet. If one or more of the foregoing risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. You should consider all risks and uncertainties disclosed in the Annual Report and in our filings with the United States Securities and Exchange Commission (the “SEC”), all of which are accessible on the SEC’s website at www.sec.gov. This presentation includes an illustrative calculation of the Company’s Net Asset Value (“NAV”). The Company’s NAV is based upon the market value of the Company’s owned helicopters (as determined by third-party appraisals) plus the book value of the Company’s other assets less the Company’s liabilities. For the purposes of this NAV calculation, the market value of the Company's helicopters is pulled directly from valuation specialists’ and third-party analysts’ reports. When using third party reports, the market value is as of the date of such report and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices and the balance of supply and demand of helicopters. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third-party in an arm’s length sale of the asset, the fleet or the Company.

4 Non-GAAP Financial Measures Reconciliation In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP measures including EBITDA, Adjusted EBITDA, Net Debt, Free Cash Flow and Adjusted Free Cash Flow. Each of these measures, detailed below, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes), included in the Company’s filings with the SEC and posted on the Company’s website. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occurred during the reported period and noted in the applicable reconciliation. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company’s ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. There are two main ways in which foreign currency fluctuations impact on the Company’s reported financials. The first is primarily non-cash foreign exchange gains (losses) that are reported in the Other Income line on the Income Statement. These are related to the revaluation of balance sheet items, typically do not impact cash flows, and thus are excluded in the Adjusted EBITDA presentation. The second is through impacts to certain revenue and expense items, which impact the Company’s cash flows. The primary exposure is the GBP/USD exchange rate. This presentation provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands, unaudited). The Company is unable to provide a reconciliation of forecasted Adjusted EBITDA for 2023 and 2024 included in this presentation to projected net income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of forecasted Adjusted EBITDA to net income (GAAP) for 2023 or 2024. Free Cash Flow represents the Company’s net cash provided by operating activities less maintenance capital expenditures. In prior periods, the Company’s Free Cash Flow was calculated as net cash provided by (used in) operating activities plus proceeds from disposition of property and equipment less purchases of property and equipment. Management believes that the change in the Company’s free cash flow calculation, as presented herein, better represents the Company’s cash flow available for discretionary purposes, including growth capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to a PBH maintenance agreement buy-in, reorganization items, costs associated with recent mergers, acquisitions and ongoing integration efforts, as well as other special items which include nonrecurring professional services fees and other nonrecurring costs or costs that are not related to continuing business operations. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. The GAAP measure most directly comparable to Free Cash Flow and Adjusted Free Cash Flow is net cash provided by operating activities. Since neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net cash provided by operating activities. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies The Company also presents Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. The GAAP measure most directly comparable to Net Debt is total debt. Since Net Debt is not a recognized term under GAAP, it should not be used as an indicator of, or an alternative to, total debt. Management uses Net Debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes this metric is useful to investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding gains or losses on asset dispositions, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt is included elsewhere in this presentation.

5 Leading Global Provider of Innovative and Sustainable Vertical Flight Solutions Global Employees 3,298 Total 830 Pilots 843 Mechanics Headquartered in Houston, TX Lines of Services: 4 Offshore Energy Services Government Services Fixed Wing Services Other Services Publicly Traded on NYSE (VTOL) Presence on 6 Continents Customers in 18 Countries Diverse fleet of 220 Aircraft LTM operating revenues of $1.3 billion Aircraft Type Rotary Wing Fixed Wing UAS As of 12/31/2023

6 (1) As of 12/31/2023. See slide 17 for further details (2) Reflects LTM operating revenues by region as of 12/31/2023; see slide 22 for reconciliation (3) Reflects LTM operating revenues by end market as of 12/31/2023; see slide 21 for reconciliation 6% Light Twin 13% Single Engine 8% Fixed Wing/ UAS 31% S92 9% AW189 24% AW139 9% Other Heavy/ Medium 29% Americas 55% Europe 6% Asia Pacific 10% Africa 1% Other 64% Offshore Energy 8% Fixed Wing 27% Government220 $1.3 bn $1.3 bn Aircraft and Revenue Mix Operating Revenues by Region(2) Operating Revenues by End Market(3)Aircraft Fleet(1)

7 Recent Events One of Bristow’s SAR helicopters, registration LN-OIJ with six crew members onboard, was involved in an accident during a training exercise approximately 15 nautical miles west of Bergen, Norway. Very sadly, one fatality was confirmed. The other five crew members have either been released or are in stable condition in the hospital. Bristow’s highest priority is to take care of our crew and their family members and provide them with any assistance needed. The Company is in the process of collecting pertinent information and will provide updates as appropriate. Bristow is fully cooperating with authorities investigating the accident. S92 Accident in Norway Agreement to Purchase New AW189s Bristow signed an agreement with Leonardo for 10 AW189 super medium helicopters plus options to purchase an additional 10 AW189 helicopters. The new AW189 helicopters will support offshore transport as well as search and rescue (SAR) missions. The new aircraft will offer added flexibility as well as superior operational and environmental performance, including lower CO2 emissions than comparable aircraft types. The aircraft deliveries will occur over a three-year period from 2025-2028. After increasing 2023 Adjusted EBITDA range from $150-$170mm to $165-$175mm last quarter, Bristow’s 2023 results were in-line with this increased guidance and revenues were ~$7mm higher than guidance. Reaffirmed 2024 Adjusted EBITDA outlook range of $190-$220mm on projected operating revenues of $1,290-$1,465mm. See slide 11 for more details. 2023 Results In-Line with Increased Guidance Beats Revenues Estimates and Reaffirms 2024 Outlook Strategic Partnership with The Helicopter and Jet Company (THC) Bristow announced a Memorandum of Understanding (MOU) with The Helicopter and Jet Company (THC), Saudi Arabia's premier provider of commercial helicopter services and fully owned by the Public Investment Fund (PIF). The two companies plan to work together on advanced air mobility (AAM) initiatives in the Kingdom of Saudi Arabia as well as other collaborative vertical lift endeavors.

8 Key Financial Highlights (1) Amounts shown as of 12/31/2023 (2) Comprised of $180.3 million in unrestricted cash balances and $70.9 million of remaining availability under ABL Facility (3) See slide 18 for reconciliation of Net Debt (4) See slide 19 for reconciliation of Adjusted EBITDA excluding asset dispositions and foreign exchange (5) For the twelve months ended 12/31/2023 $338mm Total revenues $46mm Adjusted EBITDA excluding asset dispositions and FX(4) QTD Financial Highlights(1) YTD Financial Highlights(1)(5) $1,297mm Total revenues $171mm Adjusted EBITDA excluding asset dispositions and FX(4) $251mm Available Liquidity(1),(2) $382mm Net Debt(1),(3)

9 Quarterly Results – Sequential Quarter Comparison Operating revenues were $0.7 million lower than the Preceding Quarter(1) primarily due to lower revenues from government services and fixed wing, partially offset by higher revenues from offshore energy services due to the commencement of a new contract in Norway and higher utilization in Africa Operating expenses were $8.8 million higher primarily due to higher fuel costs, leased-in equipment costs, repairs and maintenance costs and personnel costs General and administrative expenses were $2.1 million lower primarily due to lower compensation costs Earnings from unconsolidated affiliates was $1.1 million in the Current Quarter compared to $3.7 million in the Preceding Quarter Other income, inclusive of foreign exchange gains, was $1.7 million in the Current Quarter compared to other income of $4.8 million in the Preceding Quarter (1) “Current Quarter” refers to the three months ended December 31, 2023, and the “Preceding Quarter” refers to the three months ended September 30, 2023 (2) Adjusted EBITDA excludes special items. See slide 19 for a description of special items and reconciliation to net income $330 $330 0 50 100 150 200 250 300 350 Q3 2023 Q4 2023 $ i n m il li o n s Operating Revenues Adjusted EBITDA, excl. Asset Sales & Foreign Exchange $57 $46 $0 $20 $40 $60 Q3 2023 Q4 2023 $ i n m il li o n s Adjusted EBITDA, excl. asset sales and foreign exchange(2), decreased by $10.6 million

Annual Results – Year Over Year Comparison

- Operating revenues were $90.8 million higher in the Current Year[1] primarily due to:
  - Higher government services revenues due to commencement of new contracts
  - More offshore energy activity
  - Increased utilization in fixed wing services
  - Partially offset by the end of a contract in Guyana
- Operating expenses were $49.2 million higher primarily due to higher costs related to new contracts, higher personnel costs, insurance costs and leased-in equipment costs, partially offset by lower fuel and repairs and maintenance costs
- General and administrative expenses were $17.1 million higher primarily due to higher compensation and severance costs, partially offset by lower professional services fees
- Interest income was $7.0 million higher than the Prior Year due to higher investment balances, higher interest rates and income from sales-type leases
- Other expense, inclusive of foreign exchange gains (losses), was $9.9 million in the Current Year compared to other income of $33.4 million in the Prior Year
- Adjusted EBITDA, excl. asset sales and foreign exchange[2], increased by $33.2 million

Operating Revenues[1]



$ in millions
$1,600
$1,200
$800
$400
$0
$1,173
$1,264
+8%
Prior Year
Current Year

Adjusted EBITDA, excl. Asset Sales & Foreign Exchange[1]



$ in millions
$200
$160
$120
$80
$40
$0
$137
$171
+24%
Prior Year
Current Year

(1) "Current Year" refers to the twelve months ended December 31, 2023, and the "Prior Year" refers to the twelve months ended December 31, 2022
(2) Adjusted EBITDA excludes special items. See slide 19 for a description of special items and reconciliation to net income

Bristow

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11 Exceeds 2023 Increased Outlook & Affirms 2024 Outlook (1) Reflects the mid-point of the previously issued 2023 financial outlook ranges. (2) The average GBP/USD exchange rate assumption used for 2024 was 1.27. (3) The outlook projections provided for 2024 are based on the Company’s current estimates, using information available at this point in time, and are not a guarantee of future performance. Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. UPDATED REPORTED Operating revenues (in USD, millions)(1) 2023E(1) 2023A Offshore energy services $803 $810 Government services $335 $337 Fixed wing services $108 $107 Other services $11 $10 Total operating revenues $1,257 $1,264 Adjusted EBITDA, excluding asset dispositions and foreign exchange losses (gains)(1) $170 $171 Cash interest ~$40 $39 Cash taxes $18 $19 Maintenance capital expenditures $18 $14 AFFIRMED 2024E(2)(3) $850 - $970 $335 - $360 $100 - $120 $5 - $15 $1,290 - $1,465 $190 - $220 ~$40 $25 - $30 $15 - $20

12 Outlook By Lines of Service Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. Offshore Energy Services We believe the offshore energy market has entered a multi-year growth cycle. Given our sector’s late cycle exposure and the lag effect involving new projects, we are just beginning to see the impacts of a multi-year growth cycle, with the second half of 2023 marking the positive inflection point for Bristow’s financial results. A tighter equipment market, constrained global labor force, and inflationary cost pressures should drive meaningful rate increases Europe region: • Full year impact of newly commenced offshore energy SAR contract in Norway is expected to have positive impact in 2024 • We expect activity in the mature markets of Norway and the UK to be mostly stable in 2024 Americas region: • Full year impact of expanded operations in Brazil and potential additional tenders in 2024 will contribute to meaningful increases in our results • Exploration activity is expected to drive increased utilization in the U.S. Gulf of Mexico Africa region: • Increased market activity has driven better results in Nigeria, and we expect this momentum to continue in 2024 Business expanding based on new contract awards Full year impact of operations in the Falkland Islands, the Dutch Caribbean and the Netherlands now reflected in our annual results; we anticipate 2024 will remain largely in line with 2023 Government services offering typically involves short periods of investment followed by long periods of strong cash flows, and we anticipate 2024 to be a period of investment related to contracts scheduled to commence in late 2024 £1.6 billion UKSAR2G contract transition will begin in 2024 with completion expected in 2026 Operations in Ireland, for the recently awarded €670 million Irish Coast Guard contract, are set to commence towards the end of 2024, and its full year impacts in subsequent years will contribute meaningfully to our financial results Government Services We believe the financial performance of this business will remain consistent with 2023 Activity has increased with demand for fixed wing services and charters. Pilot shortages continue to remain a challenge through this upturn Fixed Wing & Other Services

Advancing Government SAR

2nd Generation UK SAR Contract (UKSAR2G)

An Effective Transition Plan

Investing capital to ensure a successful transition of operations to the new £1.6 billion UKSAR2G contract

Maritime & Coastguard Agency

- New contract transitions beginning September 30, 2024, through December 31, 2026
- New contract combines existing rotary and fixed wing services into fully integrated, innovative solution led by Bristow
- Estimated capital investment range of $155-$165 million for six new AW139 aircraft and modifications to existing aircraft

Irish Coast Guard Contract (IRCG)

Significant Addition to Bristow's Government Services Offering

The newly awarded 10-year, approximately €670 million contract will provide for day and night-time operations of four helicopter bases

Irish Coast Guard
GARDA CÓSTA na hÉIREANN

- New contract transitions beginning October 1, 2024, through July 1, 2025. Contract term of 10 years + 3-year extension option
- In addition to the helicopter service, the new Coast Guard aviation service will, for the first time, also include a fixed wing aircraft element. Provides for the day and night-time operation of four helicopter bases
- Estimated capital investment range of $135-$145 million for five new AW189 aircraft and modifications to an existing aircraft

Plans to fund the investment with cash on hand, operating cash flows, new debt financing and aircraft leasing(1)

	CY22-2023	CY2024	CY2025	Total
Investment (UKSAR2G)	$51mm	$97mm	$10mm	$158mm
Investment (IRCG)	$35mm	$99mm	$8mm	$142mm
Total Investment	$86mm	$196mm	$18mm	$300mm
Amounts Invested to Date(2)	$69mm (23%) Completed			

(1) Illustrative payment schedule. Amounts reflected in each period are based on an estimated payment schedule and actual timing of payments at the end of each period may vary without impacting total investment amounts.
(2) As of March 1, 2024.

Bristow
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14 Government SAR – A Timeline of Investment & Returns UKSAR-H Tender Investment Period Base Contract Option Period Cash Yield 2024 2025 2026 2027-2032 2033-20382022 2023 UKSAR2G IRCG DCCG NLSAR Falklands Acquisition Retender Contracts Time

APPENDIX Fleet Overview Strong Balance Sheet and Liquidity Position Reconciliation of Adjusted EBITDA Adjusted Free Cash Flow Reconciliation Operating Revenues and Flight Hours by Line of Service LTM Operating Revenues by Region NAV

16 NAV per Share Calculation Note: Helicopter fair market values based on annual desktop appraisals performed by Ascend by Cirium as of December 31, 2023. Diluted share count reflects outstanding shares as of 12/31/2023 inclusive of unvested awards (in $ millions, expect share data) 12/31/2023 FMV of Owned Helicopters $ 1,313 NBV of Other PP&E 183 Working Capital 267 Other Assets, Net 135 Total Debt (548) Deferred Taxes, Net (32) Net Asset Value $ 1,318 Diluted Share Count 28.14 NAV per Share (excl. Leased Helicopters and Deferred Tax) $46.86 Current Price % (Disc) / Prem Current Share Price (3/4/2024) $27.32 (41.7%)

17 Fleet Overview NUMBER OF AIRCRAFT(1) TYPE OWNED AIRCRAFT LEASED AIRCRAFT TOTAL AIRCRAFT AVERAGE AGE (YEARS)(2) Heavy Helicopters: S92 38 30 68 14 AW189 17 4 21 8 S61 2 1 3 52 57 35 92 Medium Helicopters: AW139 49 4 53 13 S76 D/C++ 15 — 15 12 AS365 1 — 1 34 65 4 69 Light—Twin Engine Helicopters: AW109 4 — 4 17 EC135 9 1 10 14 13 1 14 Light—Single Engine Helicopters: AS350 15 — 15 25 AW119 13 — 13 17 28 — 28 Total Helicopters 163 40 203 15 Fixed wing 8 5 13 Unmanned Aerial Systems (“UAS”) 4 — 4 Total Fleet 175 45 220 (1) As of 12/31/2023 (2) Reflects the average age of helicopters that are owned by the Company.

18 Strong Balance Sheet and Liquidity Position $13 $13 $13 $13 $13 $13 $13 $13 $13 $13 $13 $13 $3 $5 $6 $6 $6 $6 $6 $6 $6 $6 $6 $6 $6 $1 $400 $0 $100 $200 $300 $400 $500 CY 2024 CY 2025 CY 2026 CY 2027 CY 2028 CY 2029 CY 2030 CY 2031 CY 2032 CY 2033 CY 2034 CY 2035 CY 2036 Existing NatWest Debt New NatWest Debt ABL Facility Commitment Senior Secured Notes Actual Amount Rate Maturity ($mm, as of 12/31/2023) Cash $184 ABL Facility ($85mm)(2) — S+200 bps May-27 Senior Secured Notes 400 6.875% Mar-28 NatWest 162 S+275 bps Mar-36 Total Debt(1)(3) $ 562 Less: Unrestricted Cash $ (180) Net Debt $ 382 Pro Forma Amount Rate Maturity ABL Facility ($85mm)(2) $ — S+200 bps May-27 Senior Secured Notes 400 6.875% Mar-28 Existing NatWest 162 S+275 bps Mar-36 New NatWest(4) 70 S+275 bps Mar-36 Total Debt(3) $ 632 Illustrative Annual Debt Maturity Profile (1) Balances reflected as of 12/31/2023 (2) As of 12/31/2023, the ABL facility had $3.1 million in letters of credit drawn against it (3) Principal balance (4) The illustrative New NatWest Debt balance shown assumes a GBP/USD exchange rate of 1.27; assumes full utilization of £55mm Moody's Investors Service changed Bristow Group Inc.'s rating outlook to positive from stable In January 2024, the Company entered into a long-term equipment financing for up to £55 million. The credit facility is expected to fund during 2024 and will support obligations under the UKSAR2G contract(4) $180.3 million of unrestricted cash and total liquidity of $251.2 million(1) As of December 31, 2023, the availability under the amended ABL facility was $70.9 million(2)

Reconciliation of Adjusted EBITDA

($000s)	Three Months Ended December 31, 2023	Three Months Ended September 30, 2023	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023	Year Ended December 31, 2023	Year Ended December 31, 2022
Net income (loss)	$ (8,103)	$ 4,345	$ (1,637)	$ (1,525)	$ (6,920)	$ 9,209
Depreciation and amortization expense	17,007	17,862	18,292	17,445	70,606	66,506
Interest expense, net	11,274	10,008	9,871	10,264	41,417	40,948
Income tax expense (benefit)	21,598	22,637	(14,209)	(5,094)	24,932	10,754
EBITDA	$ 41,776	$ 54,852	$ 12,317	$ 21,090	$ 130,035	$ 127,417
Special items [1]	5,949	7,458	10,487	6,986	30,880	30,304
Adjusted EBITDA	$ 47,725	$ 62,310	$ 22,804	$ 28,076	$ 160,915	$ 157,721
(Gains) losses on disposals of assets, net	159	(1,179)	3,164	(3,256)	(1,112)	521
Foreign exchange (gains) losses	(1,882)	(4,541)	13,021	4,103	10,701	(20,890)
Adjusted EBITDA excluding asset dispositions and foreign exchange	$ 46,002	$ 56,590	$ 38,989	$ 28,923	$ 170,504	$ 137,352

[1] Special items include the following:	Three Months Ended December 31, 2023	Three Months Ended September 30, 2023	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023	Year Ended December 31, 2023	Year Ended December 31, 2022
PBH amortization	$ 3,729	$ 3,751	$ 3,697	$ 3,803	$ 14,980	$ 13,291
Merger and integration costs	347	738	677	439	2,201	1,818
Reorganization items, net	—	3	39	44	86	142
Restructuring costs	—	—	—	—	—	2,113
Loss on impairment	—	—	—	—	—	5,187
Non-cash insurance adjustment	—	—	3,977	—	3,977	—
Other special items [2]	1,873	2,966	2,097	2,700	9,636	7,753
	$ 5,949	$ 7,458	$ 10,487	$ 6,986	$ 30,880	$ 30,304

(2) Other special items include professional services fees that are not related to ongoing business operations and other nonrecurring costs

Bristow

19

20 Adjusted Free Cash Flow Reconciliation (1) Other special items include professional services fees that are not related to ongoing business operations and other nonrecurring costs Three Months Ended ($000s) December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 LTM Net cash provided by (used in) operating activities $ (9,499) $ 16,711 $ 18,210 $ 6,615 $ 32,037 Less: Maintenance capital expenditures (4,277) (4,656) (2,533) (2,952) (14,418) Free Cash Flow $ (13,776) $ 12,055 $ 15,677 $ 3,663 $ 17,619 Plus: Merger and integration costs 347 712 488 571 2,118 Plus: Reorganization items, net — 25 58 20 103 Plus: Other special items(1) 3,195 1,580 1,650 1,509 7,934 Adjusted Free Cash Flow $ (10,234) $ 14,372 $ 17,873 $ 5,763 $ 27,774

21 Operating Revenues and Flight Hours by Line of Service Three Months Ended Year Ended December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 December 31, 2023 December 31, 2022 Operating revenues ($000s) Offshore energy services: Europe $ 99,066 $ 94,346 $ 87,331 $ 85,291 $ 366,034 $ 354,475 Americas 89,200 91,099 80,884 70,982 332,165 346,093 Africa 31,695 27,545 26,979 25,356 111,575 79,513 Total offshore energy services 219,961 212,990 195,194 181,629 809,774 780,081 Government services 81,714 85,549 87,320 82,334 336,917 283,267 Fixed wing services 25,697 29,168 26,448 25,919 107,232 96,758 Other services 2,221 2,545 2,560 3,049 10,375 13,356 $ 329,593 $ 330,252 $ 311,522 $ 292,931 $ 1,264,298 $ 1,173,462 Three Months Ended Year Ended December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 December 31, 2023 December 31, 2022 Flight hours by line of service Offshore energy services: Europe 10,412 10,783 10,532 10,298 42,025 42,559 Americas 10,105 9,767 8,676 8,129 36,677 40,115 Africa 3,938 3,572 3,241 2,905 13,656 10,663 Total offshore energy services 24,455 24,122 22,449 21,332 92,358 93,337 Government services 4,477 5,232 5,008 3,944 18,661 17,194 Fixed wing services 2,889 2,956 2,691 2,533 11,069 12,172 31,821 32,310 30,148 27,809 122,088 122,703

22 LTM Operating Revenues by Region Three Months Ended ($ in millions) December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 LTM Revenues Europe $ 177.3 $ 176.8 $ 170.7 $ 164.4 $ 689.2 Americas 97.4 99.7 89.9 79.1 366.1 Africa 34.2 29.9 29.9 28.4 122.4 Asia Pacific 20.7 23.9 21.0 21.0 86.6 Total $ 329.6 $ 330.3 $ 311.5 $ 292.9 $ 1,264.3